UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 18, 2007
MOLEX INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-7491 (Commission File Number)	36-2369491 (IRS Employer Identification No.)
2222 Wellington Court, Lisle, Illinois 60532
(Address and zip code of principal executive offices)
(630) 969-4550
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.
     On June 18, 2007, Molex Incorporated (“Molex”) filed a current report on Form 8-K regarding its multi-year plan to implement restructuring initiatives designed to reduce costs and improve return on invested capital in connection with the new global organization launched on July 1, 2007. At that time, Molex was unable to make a determination of the estimated amount or ranges of amounts to be incurred for each major type of cost and the charges and future cash expenditures associated therewith. Molex is filing this Form 8-K/A to amend the June 18, 2007 Form 8-K to update the disclosure therein.
     Molex expects to incur total restructuring and asset impairment costs related to the restructuring of approximately $300 million.
     The $300 million restructuring and asset impairment costs related to the restructuring includes the following: $230 — 235 million for employee termination benefit costs; $7 — 8 million pension curtailment gain; and $70 — 75 million for manufacturing asset impairments or write-offs.
     Molex estimates that approximately all of the remaining estimated restructuring charge of $20 million will be recorded in fiscal year 2010. The restructuring is expected to result in total cash expenditures of approximately $230 — 235 million.
     Molex’s analysis is subject to change and the timing of the implementation of these initiatives and the resulting charges and cash expenditures will be dependent upon a number of factors. If there are further exit and disposal costs in addition to the $300 million, Molex will file an amendment to this report once it is able to make good faith determinations of the estimated costs and future cash expenditures associated with its restructuring initiatives.
Cautionary Note Regarding Forward-Looking Statements
     Statements in this Form 8-K that are not historical, including statements regarding Molex’s restructuring initiatives, are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on currently available information and are subject to various risks and uncertainties that could cause actual results to vary materially from those stated. These risks and uncertainties are set forth in Molex’s documents filed with the Securities and Exchange Commission, including Item 1A of its Form 10-K for the year ended June 30, 2009 and in its Form 10-Q for the quarters ended September 30, 2009 and December 31, 2009. This report speaks only as of its date and, except to the extent required by law, Molex disclaims any obligation to revise these forward-looking statements or to provide any updates regarding information contained in this release resulting from new information, future events or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLEX INCORPORATED
By:	/s/ MARK R. PACIONI
Mark R. Pacioni
Corporate Secretary

Date: February 2, 2010